Exhibit 10.33

This is an English Translation

Letter of Guarantee

Contract Number: Su Xin Ji Dai Dan(2011)No.0010

To: Suzhou Trust Co., Ltd.

Address: No.383, Zhuhui Road, Suzhou city

Whereas:

Suzhou Trust Co., Ltd. (hereafter referred as “Suzhou Trust”) issued “Suzhou Trust Financing· Wealth and Interest 1101(China Auto Rental Floating Capital Loan) Collective Funds Trust Plan” and used the trust funds raised under the trust plan in issuing trust fund loan to Beijing China Auto Rental Co., Ltd.

Suzhou Trust and Beijing China Auto Rental Co., Ltd. entered into the Trust Fund Loan Contract (hereafter referred as “Loan Contract”), the number of which is Su Xin Ji Dai (2011) No.0010 on September 2, 2011.

Upon the request of Beijing China Auto Rental Co., Ltd. (hereafter referred as “debtor”), Legend Holdings Limited (hereafter referred as “guarantor”) (Business License Number: 110000004205071) agrees to issue this letter of guarantee, acting voluntarily as the guarantor for all debtor’s payment obligations under the Loan Contract (including but not limited to: debtor’s obligations of repayment of the loan principal and payment of interest, penalty, damages for breach of the contract, compensation, and other funds under the Loan Contract ), and providing joint and several liability guarantee subject to the following terms and conditions:

1.                                       The principal creditor’s right guaranteed by this guarantee is: the loan principal that the debtor shall repay to Suzhou Trust under the Loan Contract, the amount of which is RMB117,000,000 (one hundred seventeen million yuan).

2.                                       The scope of this guarantee is all funds which the debtor shall pay to Suzhou Trust under the Loan Contract (including the loan principal, interest, penalty, damages and compensation for breach of contract, and other funds and fees which the debtor shall undertake under the Loan Contract) and the fees incurred by Suzhou Trust for realizing the above rights.

3.                                       The mode of the guarantee is joint and several liability guarantee. The guarantor promises to take joint and several liability for payment of above-mentioned funds within the scope of the guarantee. The guarantor confirms that if the debtor fails to repay the loan principal or to pay interest to Suzhou Trust timely and in full according to the Loan Contract, or fails to pay to Suzhou Trust any damages or compensation timely and in full, or fails to pay other funds and fees which shall be paid by the debtor timely and in full according to the Loan Contract, Suzhou Trust in each circumstance shall have the direct recourse right against the guarantor without first claiming against the debtor.

4.                                       Suzhou Trust has the right to directly require the guarantor to undertake guarantee liability within the guarantee term. As long as Suzhou Trust sends to the guarantor a “Notice for Undertaking Guarantee Liability” affixed with the official seal of Suzhou Trust (hereafter referred as “Recourse Notice”) (the specific format is set forth in Exhibit I), the Recourse Notice shall not be contradicted, and Suzhou Trust does not have to provide any document or material other than the above Recourse Notice to the guarantor, neither does the guarantor have any right to require Suzhou Trust to submit any evidence as to the facts stated in the Recourse Notice that the debtor is not able to or has failed to perform completely.

As to any fund the debtor shall pay to Suzhou Trust under the Loan Contract, the guarantor promises to pay the total amount within five business days after the receipt of the above Recourse Notice delivered by Suzhou Trust.

5.                                       Any notice sent to the guarantor under this letter of guarantee shall be delivered through registered mail, speed post or direct personal delivery.

The address confirmed by the guarantor is:

Address: 10/F, Tower A, Raycom Info Tech Park, No.2 Ke Xue Yuan Nanlu, Haidian District, Beijing city

Addressee: Li Ding

Zip Code:

6.                                       The guarantor confirms that:

(1)                                  This letter of guarantee is issued by the guarantor independently and unconditionally, shall have continuous effectiveness and be irrevocable;

(2)                                  The issuance of this letter of guarantee is the guarantor’s true intention, there exists no duress or fraud;

(3)                                  The guarantor has received all permits, consents or authorization necessary for issuance of this letter of guarantee.

7.                                       This letter of guarantee shall be governed by PRC laws.

8.                                       Any dispute, controversy or claim arising out of or relating to this letter of guarantee shall be submitted to the courts of the jurisdiction where Suzhou Trust is located.

9.                                       The guarantee term for the guarantor’s guarantee liability is two years from the expiration of the debtor’s obligations under the Loan Contract.

10.                                 This letter of guarantee shall become effective on the date when the guarantor’s legal representative (or authorized representative) signs or the guarantor seals on it.

(No Text Below)

Guarantor: (Company Seal)
[Company’s seal affixed]

Legal representative (or authorized representative):	/s/ Chuanzhi Liu

Date: September 2, 2011